Exhibit 10.23

                         AMENDMENT TO SERVICES AGREEMENT

      This amendment ("Amendment") dated as of March 30, 2007 is by and between Barington Capital Group, L.P., a New York limited partnership with an address at 888 Seventh Avenue, 17th Floor, New York, New York 10019 ("BCG"), and Dynabazaar, Inc., a Delaware corporation with an address at 888 Seventh Avenue, 17th Floor, New York, New York 10019 (the "Company").

                                    RECITALS:

      WHEREAS, the Company and BCG are parties to that certain Services Agreement, dated as of December 17, 2005, as amended (the "Agreement"); and

      WHEREAS, the Company and BCG desire to amend the Agreement as set forth herein, effective as of January 1, 2007, to extend the term of the Agreement and provide for an adjustment in the monthly fee payable under the Agreement following the closing of the transactions (the "Transactions") contemplated by the Amended and Restated Agreement and Plan of Merger entered into as of February 26, 2007 by and among the Company, L Q Corporation, Inc., a Delaware corporation, and LQ Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

      NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Section 3A of the Agreement is hereby amended so as to provide that the fee payable by the Company to BCG shall be $7,500 a month until the closing of the Transactions, and thereafter $10,000 a month.

      2. Section 4 of the Agreement is hereby amended to extend the term of the Agreement until December 31, 2007.

      3. This Amendment shall be effective as of January 1, 2007. The Agreement, as amended by this Amendment, is in full force and effect and is hereby ratified and confirmed.

      4. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representative as of the date set forth above.

                                         BARINGTON CAPITAL GROUP, L.P.

                                         By: LNA Capital Corp., General Partner

                                         By: /s/ James A. Mitarotonda
                                             ------------------------
                                                James A. Mitarotonda
                                                Chairman

                                         DYNABAZAAR, INC.

                                         By: /s/ Rory Cowan
                                             ------------------------
                                             Rory Cowan
                                             Chairman